Exhibit 10.14
                     SECOND AMENDMENT TO
                 ENRON CORP. 1991 STOCK PLAN
       (As Amended and Restated Effective May 6, 1997)

     WHEREAS, ENRON CORP. (the "Company") has heretofore adopted and maintains the Enron Corp. 1991 Stock Plan, as amended and restated effective May 6, 1997 (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is amended effective as of August 1, 1997, as follows:

     1.  The following new Section 6.9 is added to the Plan:

     "6.9 In the event a non-employee Director, as a result of employment, business or professional interests of such non-employee Director or Director's spouse, becomes subject to restrictions on direct or indirect ownership of shares of Company stock arising from participation in the Plan, and submits to the Committee a written opinion of counsel in a form satisfactory to the Committee that his or her continued participation in the Plan would be deemed to be a material conflict of interest for business, employment or professional purposes for the non-employee Director or Director's spouse, then at the written request to the Committee by such non-employee Director invoking the provisions of this Section 6.9, in a format acceptable to the Committee, such non-employee Director will not be eligible to receive any further grant under this general Section 6 of the Plan until such time as the Committee is satisfied that said restrictions have been removed or no longer apply, and as of the last day of the month in which such written request is received by the Committee, all outstanding grants made to such non-employee Director under this general Section 6 of the Plan shall be forfeited and cancelled."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  August 10, 1997.

                            ENRON CORP.

                            By: /s/ PHILIP J. BAZELIDES
                            Title:   Philip J. Bazelides
                                     Vice President
                                     Compensation & Benefits

ATTEST:

/s/ PEGGY B. MENCHACA
     Peggy B. Menchaca
    Corporate Secretary